Exhibit 99.1

For Release: Tuesday, Aug. 1, 2017, 2:30 a.m. EDT

GM closes sale of Opel/Vauxhall to Groupe PSA

DETROIT — General Motors Co. (NYSE:GM) and Groupe PSA (Paris:UG) today announced the close of the sale of GM’s Opel/Vauxhall business to the Groupe PSA.

The sale represents a win for all stakeholders and is the latest and most significant in a series of actions GM has taken to strengthen its global enterprise and position itself for the future, while immediately improving the company’s financial performance.

“We’ve taken another bold step in our ongoing work to transform GM,” said GM President Dan Ammann. “This transaction allows us to sharply focus our resources on higher-return opportunities as we expand our technical and business leadership in the future of mobility.”

The sale of GM Financial’s European operations to Groupe PSA and BNP Paribas is expected to close later this year, subject to various regulatory approvals.

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General Motors Co. (NYSE: GM, TSX: GMM), its subsidiaries and joint venture entities produce and sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. GM has leadership positions in several of the world’s most significant automotive markets and is committed to lead the future of personal mobility. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACTS:

Klaus-Peter Martin +1-313-522-6303 Klaus-peter.martin@gm.com	Tom Henderson +1-313-410-2704 tom.e.henderson@gm.com

Cautionary Note on Forward-Looking Statements

This press release may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of GM Financial’s European financing subsidiaries and branches to the PSA Group, including receipt of necessary regulatory approvals and the satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.